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                                                                     EXHIBIT 5.6

                [Letterhead of Richards, Layton & Finger, P.A.]

                                January 21, 2003

To Each of the Persons Listed
on Schedule I Hereto

               Re:  State Street Capital Trust II

Ladies and Gentlemen:

     We have acted as special Delaware counsel for State Street Corporation, a Massachusetts corporation (the "Corporation"), and State Street Capital Trust II, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

               (a) The Certificate of Trust of the Trust, dated as of March 25, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 25, 1998;

               (b) The Trust Agreement of the Trust, dated as of March 25, 1998, among the Corporation, as depositor, and the trustees of the Trust named therein;

               (c) The Amended and Restated Trust Agreement of the Trust, dated as of January 21, 2003 (including Exhibits A, C and D thereto) (the "Trust Agreement"), among the Corporation, the trustees of the Trust named therein (collectively, the "Trustees"), and the several holders, from time to time, of undivided beneficial interests in the assets of the Trust;

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To Each of the Persons Listed
on Schedule I Hereto
January 21, 2003
Page 2

               (d) The Underwriting Agreement, dated as of January 14, 2003 (the "Underwriting Agreement"), among the Trust, the Corporation and Goldman Sachs & Co.;

               (e) The Prospectus, dated November 27, 2002 (the "Original Prospectus"), as supplemented by the Prospectus Supplement, dated January 14, 2003 (the "Supplement"), relating to the Floating Rate Medium Term Capital Securities, of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the "Capital Securities"); and

               (f) A Certificate of Good Standing for the Trust, dated January 20, 2003, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement. The Original Prospectus, as supplemented by the Supplement, is hereinafter referred to as the "Prospectus."

     For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has all requisite power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 4 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Trust Security is to be issued by the Trust (the "Holders") of an appropriate Trust Securities Certificate for such Trust Security, and the payment for the Trust Security acquired by it, in accordance with the

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To Each of the Persons Listed
on Schedule I Hereto
January 21, 2003
Page 3

Trust Agreement and the Prospectus, (vii) that the Trust Securities are issued and sold to the Holders in accordance with the Trust Agreement and the Prospectus, (viii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Statutory Trust Act, 12 Del. C. (S) 3801, et seq. (the "Statutory Trust Act") and the filing of documents with the Secretary of State) or employees in the State of Delaware,
(ix) that the Delaware Trustee satisfies the requirements of (S)3807(a) of the Statutory Trust Act, and (x) that the Trust is treated as a grantor trust for federal income tax purposes. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act and, under the Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its properties and conduct its business, all as described in the Prospectus, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

          2. The Trust Agreement constitutes a valid and binding obligation of the Corporation and the Trustees, and is enforceable against the Corporation and the Trustees, in accordance with its terms, and the terms of the Capital Securities as set forth in the Trust Agreement, to the extent they are obligations of the Trust, are valid and binding obligations of the Trust in accordance with the terms of the Trust Agreement.

          3. Under the Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (i) execute and deliver, and to perform its obligations under, the Underwriting Agreement and (ii) issue and perform its obligations under the Trust Securities.

          4. Under the Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          5. The Capital Securities have been duly and validly authorized for issuance under the Trust Agreement and, when issued and delivered against payment therefor as provided

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To Each of the Persons Listed
on Schedule I Hereto
January 21, 2003
Page 4

in the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in this paragraph 5, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits provided by the Trust Agreement. Under the Statutory Trust Act and the Trust Agreement, the issuance of the Capital Securities is not subject to preemptive rights. The Holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of the Capital Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Securities Certificates and the issuance of replacement Capital Securities Certificates and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement.

          6. The Common Securities have been duly and validly authorized by the Trust Agreement. Under the Statutory Trust Act and the Trust Agreement, the issuance of the Common Securities is not subject to preemptive rights.

          7. The issuance and sale by the Trust of the Trust Securities, the execution and delivery by the Trust of the Underwriting Agreement, the compliance by the Trust with all of the provisions of the Capital Securities, the Trust Agreement and the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Trust Agreement and the Underwriting Agreement, and the purchase by the Trust of the Debentures in the circumstances contemplated by the Trust Agreement will not violate (i) any of the provisions of the Certificate or the Trust Agreement or (ii) any applicable Delaware law, rule or regulation.

          8. No authorization, approval, consent or order of any Delaware court or governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Securities.

          9. The Holders of the Capital Securities (other than those Holders of the Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

     The opinions expressed in paragraph 2 above are subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

     We consent to the filing of this opinion with the Securities and Exchange Commission. We also consent to your relying as to matters of Delaware law upon this opinion in connection

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To Each of the Persons Listed
on Schedule I Hereto
January 21, 2003
Page 5

with the Underwriting Agreement. We also consent to the Corporation's, the Trust's and the Trustees' relying as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Underwriting Agreement. Further, we consent to Ropes & Gray's and Cravath, Swaine & Moore's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Underwriting Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.

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                                   SCHEDULE I

State Street Capital Trust II

Goldman Sachs & Co.

Credit Suisse First Boston

Merril Lynch & Co.

Morgan Stanley

Salomon Smith Barney